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Exhibit 99.3


IN THE UNITED STATES DISTRICT COURT FOR THE
WESTERN DISTRICT OF MISSOURI
WESTERN DIVISION

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DAVID ROSENBERG, on behalf of himself and all others similarly       :
situated,
                                                                     :
                                                     Plaintiff,
                                                                     :
                               vs.
                                                                     :
WESTFIELD AMERICA, INC., WESTFIELD AMERICA TRUST, STEVEN M.
LOWY, RICHARD E. GREEN, BERNARD MARCUS, FRANCIS T. VINCENT,          :
JR., LARRY A. SILVERSTEIN, ROY L. FURMAN, FRANK P. LOWY, PETER
S. LOWY and HERMAN HUIZINGA,                                         :

                                                 Defendants.         :


Civil Action No. 01-0165-CV-W-3



JURY TRIAL DEMANDED
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                             CLASS ACTION COMPLAINT

         Plaintiff by his attorneys, for his complaint against defendants, alleges upon personal knowledge with respect to paragraph 5, and upon information and belief based, INTER ALIA, upon the investigation of counsel, as to all other allegations herein, as follows:


                              NATURE OF THE ACTION


     1. This is a stockholders' class action on behalf of the public stockholders of defendant Westfield America, Inc. ("WEA" or the "Company"), against certain of its


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officers and directors and the controlling shareholder of WEA to enjoin certain actions of defendants related to the proposed acquisition of the outstanding shares of WEA common stock by its majority controlling shareholder, defendant Westfield America Trust ("WFA").

     2. The consideration that WFA has stated it will offer to members of the Class (as defined below) in the proposed stock acquisition is unfair and grossly inadequate because, among other things the intrinsic value of WEA's common stock is materially in excess of the amount offered, giving due consideration to the Company's growth and anticipated operating results, net asset value and future profitability.


                         JURISDICTION AND VENUE

     3. This Court has jurisdiction pursuant to 28 U.S.C. Section 1332 (a)(1). Plaintiff, on the one hand, and defendants, on the other, are residents and citizens of different states. The amount in controversy between plaintiff and defendants exceeds $75,000, exclusive of interest and costs. This is not a collusive action to confer jurisdiction on this Court which it would not otherwise have. Federal jurisdiction also exists pursuant to Uniform Standards Act of 1998, P.L. 105-353 15 U.S.C. Section 77(a), ET. SEQ.

     4. Venue is proper in this judicial District pursuant to 28 U.S.C.
Section 1391(a), as many of the acts alleged herein occurred in substantial part in this District and the challenged transaction will, if it is consummated, be implemented under Missouri state law.

                                  THE PARTIES

     5. Plaintiff David Rosenberg is and at all relevant times has been an owner of WEA common stock.


     6. (a) Defendant WEA is a Missouri corporation. WEA is a real estate investment trust which owns, operates, leases, develops, redevelops and acquires super-regional and regional retail shopping centers located primarily in major

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metropolitan areas in the United States. The Company conducts its business through its divisions, wholly-owned subsidiaries and affiliates.

        (b) As of November 14, 2000, WEA had 73.35 million shares of common stock outstanding, held by hundreds if not thousands of shareholders of record. WEA common stock is listed and traded on the New York Stock Exchange under the ticker symbol WEA.

     7. (a) Defendant WFA is the fifth largest property trust listed on the Australian Stock Exchange and is managed by Westfield America Management Limited. Its sole investment is a 56.9% economic interest in WEA.

        (b) WFA and its affiliates now own and control, directly and indirectly, approximately 56.9% of WEA's outstanding common stock. As such, WFA and its representatives on the WEA board effectively control and dominate WEA's affairs. WFA therefore, is a controlling shareholder and owes fiduciary obligations of good faith, candor, loyalty and fair dealing to the public shareholders of WEA.

     8. (a) At all relevant times, defendants Steven M. Lowy ("S. Lowy"), Richard E. Green ("Green"), Bernard Marcus, Francis T. Vincent, Jr., Larry A. Silverstein, Roy L. Furman, Frank P. Lowy ("F. Lowy"), Peter S. Lowy (P. Lowy) and Herman Huizinga, have served as the directors of WEA (collectively, the "Individual Defendants").

        (b) In addition, at all relevant times, defendant S. Lowy served as Managing Director of WEA and Managing Director, AU Operation for WFA, defendant Green served as Vice Chairman of WEA, defendant F. Lowy served as Chairman of both WEA and WFA and defendant P. Lowy served as Managing Director of WEA and as a board member of WFA.

     9. By virtue of their positions as directors and/or officers of WEA and/or their exercise of control and dominant ownership over the business and corporate affairs


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of WEA, each and every of the Individual Defendants and WFA have, and at all relevant times had, the power to control and influence, and did control and influence and cause WEA to engage in the practices complained of herein. Each Individual Defendant and WFA owed and owes WEA and its stockholders fiduciary obligations and were and are required to: use their ability to control and manage WEA in a fair, just and equitable manner; act in furtherance of the best interests of WEA and its stockholders; act with complete candor when soliciting shareholder action, govern WEA in such a manner as to heed the expressed views of its public shareholders; refrain from abusing their positions of control; and not to favor their own interests at the expense of WEA and its stockholders.

     10. As discussed in detail below, WEA, in concert with the Individual Defendants, as well as the Individual Defendants, who together control the actions of WEA, have breached their fiduciary duties to WEA's public stockholders by acting to cause or facilitate WFA's acquisition of the publicly-held minority shares of WEA for unfair and inadequate consideration, and colluding in WFA's coercive tactics in accompanying such buyout.

     11. Each defendant herein is sued individually as a conspirator and aider and abettor, as well as in the case of the Individual Defendants, in their capacity as directors and/or officers of WEA and the liability of each arises from the fact that they have engaged in all or part of the unlawful acts, plans schemes or transactions complained of herein.


                           CLASS ACTION ALLEGATIONS

     12. Plaintiff brings this action pursuant to Rule 23 of the Federal Rules of Civil Procedure on behalf of himself and all other shareholders of the Company except the defendants herein and any persons, firm, trust, corporation, or other entity related to or affiliated with them and their successors in interest, who are or will be threatened with

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injury from defendants' actions, as more fully described herein (the "Class").

     13. This action is properly maintainable as a class action for the following reasons:

        a. The Class is so numerous that joinder of all members is impracticable. There are in excess of 73.35 million shares of WEA common stock which are outstanding, held by hundreds, if not thousands, of stockholders of WEA stock who are members of the Class.

        b. Members of the Class are scattered throughout the United States and are so numerous that it is impracticable to bring them all before this Court.


        c. There are questions of law and fact that are common to the Class and that predominate over any questions affecting individual class members. The common questions include, INTER ALIA, the following:

          (i) Whether defendants have engaged in and are continuing to engage in conduct which unfairly benefits WFA at the expense of the members of the Class;

          (ii) Whether the Individual Defendants, as officers and/or directors of the Company, and WFA, the controlling stockholder of WEA are violating their fiduciary duties to plaintiff and the other members of the Class;

          (iii) Whether plaintiff and the other members of the Class would be irreparably damaged were defendants not enjoined from the conduct described herein;

          (iv) Whether defendants have initiated and/or timed their buyout of WEA shares to unfairly benefit WFA at the expense of WEA's public shareholders.

        d. The claims of plaintiff are typical of the claims of the other members of the Class in that all members of the Class will be damaged by defendants' actions.

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        e. Plaintiff is committed to prosecuting this action and has retained competent counsel experienced in litigation of this nature. Plaintiff is an adequate representative of the Class.

        f. Plaintiff anticipates that there will not be any difficulty in the management of this litigation as a class action.

     14. The class action is superior to any other method available for the fair and efficient adjudication of this controversy since it would be impractical and undesirable for each of the members of the Class who has suffered or will suffer damages to bring separate actions in various parts of the country.


                            SUBSTANTIVE ALLEGATIONS

A. THE COMPANY

     15. WEA is a real estate investment trust which owns, operates, leases, develops, redevelops and acquires super-regional and regional retail shopping centers located primarily in major metropolitan areas in the United States. The Company conducts its business through its divisions, wholly-owned subsidiaries and affiliates.

B. THE OFFER

     16. On February 15, 2001, WEA announced that WFA agreed to acquire the outstanding shares of WEA that it or its affiliate, Westfield Holdings Limited, does not already own for the price of $16.25 per share in cash (the "Proposed Trasaction"). This price represents a paltry 12.5% small premium over the closing price of WEA stock on February 14, 2001, the day before the announcement of the acquisition.

     17. The transaction, which includes the assumption of WEA's debt, is valued at approximately $720 million. Under the terms of the tender offer, any shares of WEA common stock that are not tendered, other that those owned by Westfield Holdings Limited, will be acquired by Westfield America Management Limited, an affiliate of defendants.

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     18. According to the press release, the Proposed Transaction was purportedly approved by a special committee of the Board of Directors.

     19. Given WFA's stranglehold on the WEA Board, any purported independent committee is a sham.

     20. WFA is a majority owner of WEA and is, therefore, well aware of the status of WEA's development and success. In making its inadequate offer to acquire the remaining stock of WEA, WFA has tried to take advantage of the fact that the market price of WEA stock does not fully reflect the progress and future value of the Company.

     21. The price of $16.25 per share to be paid to the class members is unconscionable, unfair and grossly inadequate and constitutes unfair dealings because, among other things, (a) the intrinsic value of the stock of WEA is materially in excess of the $16.25 per share being proposed, giving due consideration to the possibilities of growth and profitability of WEA in light of its business, earnings and earnings power, present and future; (b) the $16.25 per share price is inadequate and offers an inadequate premium to the public stockholders of WEA; and (c) the $16.25 per share price is not the result of arm's length negotiations, but was fixed arbitrarily by WFA to "cap" the market price of WEA stock, as part of a plan for defendants to obtain complete ownership of WEA's assets and business at the lowest possible price. The intrinsic unfairness in defendants' actions is also the product of the currently undervalued price of the shares in the marketplace.

     22. The stock acquisition price that WFA has offered and which constitutes the maximum it would agree to pay in a buy-out has been dictated by WFA to serve its own interests, and is being crammed down by WFA and its representatives on WEA's Board to force WEA's minority shareholders to relinquish their WEA shares at a grossly unfair price. Such action constitutes unfair dealing.

     23. WEA, by reason of its approximately 56.9% ownership of WEA's


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outstanding shares, is in a position to ensure effectuation of the transaction without regard to its fairness to WEA's public shareholders.

     24. Because WFA is in possession of proprietary corporate information concerning WEA's future financial prospects, the degree of knowledge and economic power between WFA and the class members is unequal, making it grossly and inherently unfair for WFA to obtain the remaining 43.1% of WEA's shares at the unfair and inadequate price that it has proposed.

     25. By offering a grossly inadequate price for WEA's shares and threatening or planning to use its coercive means of control to force the consummation of the transaction, WFA is violating its duties as a majority shareholder.

     26. Any buyout of WEA public shareholders by WFA on the terms recently offered will deny class members their right to share proportionately and equitably in the true value of WEA's valuable and profitable business, and future growth in profits and earnings, at a time when the Company is poised to increase its profitability.

     27. Defendants' fiduciary obligations require them to:

        (a) act independently so that the interests of WEA's public stockholders will be protected;

        (b) adequately ensure that no conflicts of interest exist between defendants' own interest and their fiduciary obligation of entire fairness or, if such conflicts exist, to ensure that all the conflicts are resolved in the best interests of WEA's public stockholders; and

        (c) provide WEA's stockholders with genuinely independent representation in the negotiations with WFA.

     28. Because WFA controls approximately 56.9% of WEA, no auction or market check can be affected to establish WEA's worth. Thus, WFA has the power and is exercising its power to acquire WEA's minority shares and dictate terms which are in


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WFA's best interest, without competing bids and regardless of the wishes or best interests of class members or the intrinsic value of WEA's stock.

     29. By reason of the foregoing, defendants have breached and will continue to breach their duties to the minority public shareholders of WEA and are engaging in improper, unfair dealing and wrongful and coercive conduct.

     30. Plaintiff and the Class will suffer irreparable harm unless defendants are enjoined from beaching their fiduciary duties and from carrying out the aforesaid plan and scheme.

     31. By reason of the foregoing, defendants have violated the fiduciary duties which each of them owes to plaintiff and the other members of the Class.

     32. Each of the defendants has colluded in and rendered substantial assistance in the accomplishment of the wrongdoing complained of herein. In taking the action, as particularized herein, to aid and abet and substantially assist the wrongs complained of, all defendants acted with an awareness of the primary wrongdoing and realized that their conduct would substantially assist the accomplishment of that wrongdoing and were aware of their overall contribution to the conspiracy, common scheme and course of wrongful conduct.

     33. In addition, defendants' failure to disclose all material facts relevant to the Proposed Transaction, and their likely, anticipated continuing failure to disclose and course of deception, constitutes a breach of defendants' fiduciary duties of care, loyalty and candor.

     34. Unless enjoined by this Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the other members of the Class, and are prepared to consummate a buyout on unfair and inadequate terms which will exclude the Class from its fair, proportionate share of WEA's valuable assets businesses, all to the irreparable harm of the Class, as aforesaid.

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     35. Plaintiff and the other class members are immediately threatened by the acts and transactions complained of herein, and lack an adequate remedy at law.

     WHEREFORE, plaintiff demands judgment and preliminary and permanent relief, including injunctive relief, in his favor and in favor of the Class and against defendants as follows:

        A. Declaring that this action is properly maintainable as a class action, and certifying plaintiff as a class representative;

        B. Declaring that the defendants and each of them have committed or participated in a gross abuse of trust and have breached their fiduciary duties to plaintiff and other members of the Class or aided and abused such breaches;

        C. Enjoining the proposed transaction and, if the transaction is consummated, rescinding the transaction;

        D. Declaring that the Proposed Transaction is a legal nullity;

        E. Awarding plaintiff and the Class compensatory damages and/or rescissory damages;

        F. Awarding plaintiff the costs and disbursements of this action, including allowance for plaintiff's attorneys' and experts' fees; and

        G. Granting such other, and further relief as this Court may deem to be just and proper.

                               JURY TRIAL DEMANDED

DATED: February 15, 2001

                                          SWANSON MIDGLEY, LLC


                                          By: /s/ DON R. LOLLI
                                              ---------------------------
                                                Don R. Lolli    #24012
                                                Crown Center
                                                2420 Pershing Road, Suite 400
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                                                Kansas City, Missouri 64108
                                                Tel:     (816) 842-6100
                                                Fax:     (816) 842-0013
                                                Local Counsel


                                          Of Counsel:
                                          Steven G. Schulman
                                          U. Seth Ottensoser
                                          David A. Rosenfeld
                                          MILBERG WEISS BERSHAD HYNES
                                          & LERACH LLP
                                          One Pennsylvania Plaza
                                          New York, New York, NY  10119-0165
                                          Tel:     (212) 594-5300

                                          ATTORNEYS FOR PLAINTIFF